EXHIBIT 99.1

CAGNY Conference February 23, 2006 1

Forward Looking Statement 2 All statements, other than statements of historical fact included in this release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including with respect to lower income consumers and growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus; (2) the ability to successfully execute, manage and integrate key acquisitions and mergers, including (i) the Domination and Profit Transfer Agreement with Wella, and (ii) the Company's merger with The Gillette Company, and to achieve the cost and growth synergies in accordance with the stated goals of the Gillette transaction; (3) the ability to manage and maintain key customer relationships; (4) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (5) the ability to successfully manage regulatory, tax and legal matters (including product liability, patent, and other intellectual property matters), and to resolve pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including the Company's outsourcing projects; (7) the ability to successfully manage currency (including currency issues in volatile countries), debt (including debt related to the Company's announced plan to repurchase shares of the Company's stock), interest rate and certain commodity cost exposures; (8) the ability to manage the continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, as well as any political and/or economic uncertainty and disruptions due to terrorist activities; (9) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (10) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (11) the ability to successfully manage increases in the prices of raw materials used to make the Company's products; (12) the ability to stay close to consumers in an era of increased media fragmentation; and (13) the ability to stay on the leading edge of innovation. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

Regulation G Disclosure For full reconciliation, visit: www.pg.com/investors 3

High Quality Earnings Growth P&G base business tracking to ~10% Op. Income Growth and 10%+ EPS Growth Q1 '03 Q2 '03 East 0.113 0.12 0.089 0.103 1H FY'05 2H FY'05 1H FY'06 2H FY'06- E Operating Income ex. Gillette Impacts

5 FY'02 FY'03 FY'04 FY'05 FY '06-E 1.55 1.51 1.19 0.94 0.9 Strong Cash Results Target 90%+ *Calculation: (Operating Cash Flow - Capital Spending)/ Net Earnings Free Cash Flow Productivity*

1 2 3 East 14 50 36 1 2 3 East 14 50 36 Better Business Mix Driving Growth FY '98 36% Health & Beauty Care Balance of Company 51% FY '06 +15% pts $ Sales 6

Integration Update Good progress on revenue and cost synergies On track with integration On track with financial targets

Growth Synergies $4-5 billion of value 3 yr. goal - $750 MM Achieved 1st quarter revenue synergies

4/06 7/06 10/06 10/05 1/06 Complete staffing decisions. All employees know their future in combined company Right Guard Divestiture Sales organization finalizes Go-To-Market Reinvention - including new "integrated" trade terms 1st wave of systems integration: 15% to 25% 2nd wave of systems integration: 70% to 80% Complete integration of order, shipping, billing systems enabling completion of sales force integration with single order pad Integration of legacy trade funds systems Consolidation of physical distribution network Bulk of plant systems integration begins and continues thru 2009 Revenue synergies (Co-marketing, Distribution Build, In-Store, Gillette/Venus Adjacencies) Fusion Launch Purchases synergies (Media, Marketing , Direct Materials, Indirect Business Costs Gillette Integration Milestones 3rd wave of systems integration: 85% to 95% Go To Market reinvention implementation Complete integration of corporate staff functions 1/07 & Beyond 9

EPS Impact on P&G Cents per Share Impact FY05/06 FY06/07 FY07/08 Initial EPS dilution guidance - Current FY '06 estimate Of Which, One time Items Dilution excl. One time Items (20-26) (19-23) (9-11) (10-12) (12-18) (3-7) (9-11) ~Neutral (1-3) Accretive 10

EPS Impact on P&G Cents per Share Impact FY05/06 FY06/07 FY07/08 Initial EPS dilution guidance - Updated FY '06 Non-cash charges Dilution excl. non-cash charges (20-26) (19-23) (8-10) (11-13) (12-18) (7-9) (5-9) ~Neutral (6-8) +6-8 11

Upside to Sustainable Growth Model through the End of the Decade Upside Sales Growth Base Organic: +3% to +5% Gillette acceleration: +1% Tack-on acquisition: +1% All-in sales growth: +5% to +7% 2010 Operating Margin of about 24% * * Adjusted for expensing of stock options 1 Double Digit EPS Growth